UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) March 15, 2010

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300

Salt Lake City, UT 84123

(Address of principal executive offices)

(801) 312-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement or Amendment to a Material Definitive Agreement

In April 2007, Otix Global, Inc. (“the Company”) entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”), providing for a revolving credit facility, under which borrowings of up to $6,000,000 were available. The credit facility is secured by substantially all tangible U.S. assets.

On March 10, 2010, the Company finalized the Second Amendment to the Amended and Restated Loan and Security Agreement with SVB to renew and extend the revolving credit facility to April 11, 2011. The amendment modifies the previous agreement to provide additional borrowing capacity of unrestricted cash held at SVB up to $2,000,000, no longer reduces borrowing capacity related to foreign currency hedging instruments, and modifies the earnings before interest, taxes, depreciation and amortization requirement, as defined, among other changes.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Otix Global, Inc. press release dated March 15, 2010.

99.2	Second Amendment to Amended and Restated Loan and Security Agreement signed March 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: March 15, 2010

SONIC INNOVATIONS, INC.

/s/ MICHAEL M. HALLORAN
Michael M. Halloran
Vice President and Chief Financial Officer